Amendment to FUND PARTICIPATION AGREEMENT

THIS AMENDMENT, by and between LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, a Delaware statutory trust (“Trust”), on its behalf and on behalf of its investment series set forth in Exhibit A (each, a “Fund”), LINCOLN FINANCIAL DISTRIBUTORS, INC., a Connecticut corporation (“Distributor”), LINCOLN FINANCIAL INVESTMENTS CORPORATION, a Tennessee corporation (“Adviser”), and PROTECTIVE LIFE INSURANCE COMPANY (“Company”), a Nebraska corporation, is effective as of April 24, 2026 (the “Effective Date”).

WHEREAS, the parties hereto entered into the Fund Participation Agreement (“Agreement”), executed and effective as of May 1, 2023, as amended;

WHEREAS, Protective Life Insurance Company desires to amend the Agreement to reflect its redomestication from Tennessee to Nebraska; and

WHEREAS, the parties desire to amend Exhibit A of the Agreement.

NOW, THEREFORE, in consideration of their mutual promises and covenants hereinafter contained, the parties, intending to be legally bound, agree as follows:

1.	All references in the Agreement to the Company’s domestication in Tennessee are hereby deleted and replaced with Nebraska.

2.	Exhibit A shall be deleted in its entirety and replaced with Exhibit A attached hereto.

3.	Unless otherwise defined in this Amendment, all terms used herein shall have the meanings they were ascribed in the Agreement.

4.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

5.	This Amendment may be executed in counterparts, each of which shall be deemed to be an original.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST By: /s/ Jennifer Matthews Name: Jennifer Matthews Title: Vice President	LINCOLN FINANCIAL INVESTMENTS CORPORATION By: /s/ Jennifer Matthews Name: Jennifer Matthews Title: Vice President
LINCOLN FINANCIAL DISTRIBUTORS, INC. By: /s/ Michael Herron Name: Michael Herron Title: VP Sales Operations	PROTECTIVE LIFE INSURANCE COMPANY By: /s/ Steve Cramer Name: Steve Cramer Title: Chief Product Officer – Retirement Division

Exhibit A

The currently available Funds of the Trust are:

1.	LVIP JPMorgan U.S. Equity Fund

2.	LVIP JPMorgan Small Cap Core Fund

3.	LVIP JPMorgan Mid Cap Value Fund

4.	LVIP JPMorgan Core Bond Fund

5.	LVIP American Century Balanced Fund

6.	LVIP American Century Capital Appreciation Fund

7.	LVIP Avantis Large Cap Value Fund

8.	LVIP American Century Inflation Protection Fund

9.	LVIP American Century International Fund

10.	LVIP American Century Large Company Value Fund

11.	LVIP American Century Mid Cap Value Fund

12.	LVIP American Century Ultra Fund

13.	LVIP American Century Value Fund

14.	LVIP ClearBridge Dividend Strategy Fund

15.	LVIP ClearBridge Large Cap Growth Fund